Exhibit- 1.1
1,800,000
Common Units
ATLAS ENERGY RESOURCES, LLC
AMENDED & RESTATED UNDERWRITING AGREEMENT
May 15, 2008

AMENDED & RESTATED UNDERWRITING AGREEMENT
May 15, 2008
UBS Securities LLC
Wachovia Capital Markets, LLC
          as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 1,800,000 common units (the “Firm Units”) representing Class B limited liability company interests in the Company (the “Common Units”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 270,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Offered Units.” The Offered Units are described in the Prospectus which is referred to below. It is understood and agreed that this agreement (this “Agreement”) amends, restates and replaces in its entirety the Underwriting Agreement, dated May 15, 2008, among the parties hereto for the purchase of 1,600,000 Common Units.
     As used herein, each of Atlas Energy Operating Company, LLC, a Delaware limited liability company (“Operating LLC”), AIC, LLC, a Delaware limited liability company (“AIC”), Atlas Noble, LLC, a Delaware limited liability company (“Atlas Noble”), Viking Resources, LLC, a Pennsylvania limited liability company (“Viking”), Resource Energy, LLC, a Delaware limited liability company (“REI”), Atlas America, LLC, a Pennsylvania limited liability company (“Atlas America LLC”), AER Pipeline Construction, Inc., a Delaware corporation (“AER Pipeline”), Atlas Energy Ohio, LLC, an Ohio limited liability company (“Atlas Energy Ohio”), Atlas Resources, LLC, a Pennsylvania limited liability company (“Atlas Resources”), Anthem Securities, Inc., a Pennsylvania corporation (“Anthem”), REI-NY, LLC, a Delaware limited liability company (“REI-NY”), Resource Well Services, LLC, a Delaware limited liability company (“RWS”), Atlas Energy Finance Corp., a Delaware corporation (“Finance Corp”), Atlas Energy Michigan, a Delaware limited liability company (“Atlas Energy Michigan”), Atlas Gas & Oil Company, LLC, a Michigan limited liability company (“AGO”), and Westside Pipeline Company, LLC, a Michigan limited liability company (“Westside”), is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.” Atlas Energy Management, Inc., a Delaware corporation (the “Manager”), serves as the manager of the Company. Each of the Company, the Manager and the Operating LLC is sometimes referred to herein individually as an “Atlas Party” and collectively, as the “Atlas Parties.” Each of the Subsidiaries and Atlas Parties is sometimes referred to herein individually as an “Atlas Entity” and collectively, as the “Atlas Entities.”
     The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333-149692) under the Act (the “registration statement”), including a prospectus relating to the Offered Units, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.
     Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including: (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time. The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Offered Units, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Offered Units. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).
     Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Offered Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Offered Units.
     Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
     “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Offered Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
     “Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Offered Units, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.
     “Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
     Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus

or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     On May 7, 2008 the Company issued to Atlas America, Inc. (“AII”), 600,000 Common Units (the “Private Units”) pursuant to the terms of a common unit purchase agreement, dated as of May 5, 2008, between the Company and AII (the “Private Placement”).
     The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $40.08 per Unit. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
     In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Company for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised, and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional common units), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Company by Federal Funds wire transfer, against electronic delivery of the certificates for the Firm

Units in book entry form to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 21, 2008 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units, provided that the purchase price per Additional Unit shall be reduced by an amount per Additional Unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Additional Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Offered Units shall be made at the offices of Ledgewood, 1900 Market Street, Philadelphia, PA 19103, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Atlas Parties. Each of the Atlas Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus,, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
     (b) Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, and as of each time, if any, an “offer by or on behalf of” (within the meaning of Rule 163 under the Act) the Company was made prior to the initial filing of the Registration Statement, the Company is and was a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Atlas Parties make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) No Other Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Offered Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Offered Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433, Rule 431 or Rule 430B under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Units contemplated by the Registration Statement , without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Offered Units contemplated hereby is solely the property of the Company.
     (d) Formation and Qualification of the Atlas Entities. Each of the Atlas Entities has been duly formed and is validly existing as a limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Atlas Parties, to enter into and perform its obligations under this Agreement. Each of the Atlas Entities is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), earnings, operations or prospects of the Atlas Entities taken as a whole (a “Material Adverse Effect”).
     (e) Capitalization. At March 31, 2008, the Company would have had, on the consolidated as adjusted and as further adjusted bases indicated in each of the Pre-Pricing Prospectuses and the Prospectus a capitalization as set forth therein. As of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Common Units” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), except for such adjustments as are necessary to reflect the offer and sale of the Offered Units.
     (f) Ownership of Company. As of May 15, 2008, the members of the Company held limited liability company interests in the Company represented by a total of 1,251,236 outstanding Class A units (“Class A Units”) representing limited liability interests in the Company, 61,310,749 outstanding Common Units and the management incentive interests (as defined in the Company LLC Agreement (as defined below)) (“Management Incentive Interests”); all such membership interests were duly authorized and validly issued in accordance with the limited liability agreement of the Company, as amended (the “Company LLC Agreement”) and are fully paid (to the extent required in the Company LLC Agreement)

and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and AAI and the Manager own 29,952,996 Common Units (the “Sponsor Common Units”), 1,251,236 Class A units and the Management Incentive Interests, in each case, free and clear of any liens, encumbrances, security interests, equities, charges and other claims (collectively, “Liens”) (except restrictions on transferability as contained in the Company LLC Agreement).
     (g) Valid Issuance of the Units. At the time of purchase and each additional time of purchase, if any, the Offered Units to be sold by the Company and the limited liability company interests represented thereby, will be duly authorized by the Company LLC Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and as otherwise described in the Disclosure Package and the Prospectus).
     (h) Ownership of the Subsidiaries. The Company, directly or indirectly, owns 100% of the outstanding limited liability company interests or capital stock, as the case may be, in each of the Subsidiaries free and clear of all Liens, except for any Liens pursuant to the Revolving Credit Agreement, dated as of June 29, 2007, among Atlas Energy Operating Company, LLC, its subsidiaries, J.P. Morgan Chase Bank, N.A., as Administrative Agent and the other parties thereto, as amended by the First Amendment to Credit Agreement, dated as of October 25, 2007 (as so amended, the “Credit Agreement”). Such ownership interests were duly authorized and validly issued in accordance with the organizational documents of the respective Subsidiaries, and are fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by the Delaware General Corporations Law, the Pennsylvania Limited Liability Company Act, the Ohio Limited Liability Company Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable).
     (i) Ownership of the Manager. AAI owns all of the issued and outstanding shares of capital stock of the Manager; all of such shares of capital stock were duly authorized and validly issued and are fully paid and nonassessable; and AAI owns such shares of capital stock free and clear of all Liens. There are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of any such shares of capital stock.
     (j) The Investment Partnerships. At the time of purchase and at the additional time of purchase, the Subsidiaries set forth on Schedule C hereto (i) are the sole managing general partner of each of the Investment Partnerships set forth opposite the name of such Subsidiary, and own, directly or indirectly, the general partner interests in such Investment Partnerships set forth opposite the name of such Subsidiary, free and clear of all Liens, except for any Liens pursuant to the Credit Agreement and (ii) own the limited partner interests in such Investment Partnership set forth opposite the name of such of Subsidiary, free and clear of all Liens, except for any Liens pursuant to the Credit Agreement. Except for any Liens pursuant to the Credit Agreement, none of the assets of any Investment Partnership are hypothecated, pledged or otherwise encumbered.
     (k) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except with respect to the Investment Partnerships and the joint ventures listed on Schedule D hereto.
     (l) Authority and Authorization. The Company has all requisite power and authority under the Company LLC Agreement and the Delaware LLC Act to issue, sell and deliver the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Company LLC Agreement, the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted

Free Writing Prospectuses, if any. All limited liability company and corporate action, as the case may be, required to be taken by the Atlas Parties or any of their partners, members, unitholders or stockholders for the authorization, issuance, sale and delivery of the Offered Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been validly taken.
     (m) Conformity of Securities to Description. The Offered Units, when issued and delivered in accordance with the terms of the Company LLC Agreement and against payment therefor as provided herein will conform in all material respects, and the Sponsor Common Units, Class A Units and Management Incentive Interests, conform in all material respects, in each case, to the descriptions thereof contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (n) Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties.
     (o) Enforceability of Other Agreements.
     (i) The Company LLC Agreement has been be duly authorized, executed and delivered by the Members (as defined in the Company LLC Agreement) and is a valid and legally binding agreement of the Initial Member (as defined in the Company LLC Agreement) and the Members, enforceable against the Initial Members and the Members in accordance with its terms; and
     (ii) The limited liability company agreement or articles of incorporation and bylaws, as applicable, of each of the Manager, the Operating LLC and the Subsidiaries (together with the Company LLC Agreement, the “Atlas Entities Organizational Agreements”) have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;
provided that, with respect to each agreement described in this Section 3(o), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (p) No Default or Conflicts. No Atlas Entity is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any and, in the case of clause (ii), for any such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Atlas Parties, the issuance and sale of the Offered Units and the consummation of the transactions contemplated hereby will not (i) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Atlas Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Atlas Entities, or (ii) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute any default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Atlas Entity is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (ii), for any such breach, violation or default that would not have a Material Adverse Effect.
     (q) No Consents. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement by the Atlas Parties (ii) issuance and sale of the Offered Units or the consummation by the Atlas Parties of the transactions contemplated hereby and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Units are being offered by the Underwriters or under the rules and regulations of Financial Industry Regulatory Authority (“FINRA”).
     (r) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in, or shares of capital stock of, any Atlas Entity. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to (i) any rights for or relating to the registration of any Common Units or other securities of any of the Atlas Entities, other than as provided in the Company LLC Agreement, which rights have been waived, or (ii) the right of any person to act as an underwriter or as a financial advisor to any of the Atlas Parties in connection with the offer and sale of the Offered Units.
     (s) Permits. Each of the Atlas Entities and the Manager has all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, subject to such qualifications as may be set forth in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Atlas Entities or the Manager is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.
     (u) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Atlas Parties after due inquiry, threatened, to which any of the Atlas Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.
     (v) Independent Public Accountants. Grant Thornton LLP, whose reports on the combined and consolidated financial statements of the Company and Subsidiaries and the financial statements of DTE Gas and Oil Company included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.
     (w) Financial Statements. The (i) audited financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, together with the related notes, present fairly the financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations and cash flows of such entities for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein, (ii) unaudited historical financial statements or data included in the included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and any Permitted Free Writing Prospectus present fairly the financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations of such entities for the periods specified, and (iii) pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectuses and any Permitted Free Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and or any Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; and the Atlas Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and all disclosures contained in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (x) Options. Except as disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, each unit option granted under any option plan of any Atlas Entity (each, a “Stock Plan”) was granted with a per unit exercise price no less than the fair market value per Common Unit on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of such Atlas Entity and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;
     (y) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the

Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Atlas Entities taken as a whole, (ii) any transaction that is material to the Atlas Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Atlas Entities, that is material to the Atlas Entities taken as a whole, (iv) any material change in the capitalization, or material increase in the long-term debt, of the Atlas Entities or (v) any adverse change in or affecting the general affairs, condition (financial or otherwise), business, prospects, assets or results of operations of the Atlas Entities taken as a whole. None of the Atlas Entities has sustained since the date of the last audited financial statements included in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (z) Lock-Up Agreement. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the Company’s directors and officers (within the meaning of Rule 16a-1(f) under the Exchange Act) and each holder of the Sponsor Common Units.
     (aa) Investment Company. None of the Atlas Entities is now, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units will any of them be and, after giving effect to the offering and sale of the Offered Units, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (bb) Independent Petroleum Engineers. Wright & Company, Inc., whose report dated February 22, 2008 (the “Company Reserve Report”) is referenced on Form 8-K dated April 17, 2008, which is incorporated by reference in the Pre-Pricing Prospectus and who has delivered the letter referred to in Section 6(c) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
     (cc) Reserves Data. The information underlying the estimates of oil and natural gas reserves of the Company, which the Company prepared and supplied to Wright & Company, Inc. for the purpose of preparing the Company Reserve Report, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the most recent Pre-Pricing Prospectus and as reflected in the Company Reserve Report, that would reasonably be expected to have a Material Adverse Effect; estimates of such reserves and present values as described in the most recent Pre-Pricing Prospectus and reflected in the Company Reserve Report comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (dd) Derivatives. Except as described in the Disclosure Package and the Prospectus, since March 31, 2008 none of the Atlas Entities or Investment Partnerships has entered into any material natural gas or oil future option contracts, swaps, collar contracts, interest rate swaps or other derivative instruments.
     (ee) Title. The Atlas Entities have:

     (i) good and defensible title to the producing oil and gas property interests (including the wells and the working and net revenue interests attributable thereto) (the “Wells”) of the Company included in the Company Reserve Report, subject only to encumbrances that do not materially adversely affect the value of such oil and gas property interests or the ability of the Atlas Entities to operate such oil and gas property interests in substantially the same manner as they were operated immediately prior to the time of purchase and (ii) good and defensible title to each oil and gas lease as to which proved undeveloped reserves were assigned in the Reserve Report (the “Leases”), subject only to encumbrances that do not materially adversely affect the value of the such Lease or, in the event that the Atlas Entities do not have good and defensible title to such Lease (each, a “Defective Lease”), then (a) the Atlas Entities have good and defensible title to an oil and gas lease as to which no reserves were indicated therefor in the Company Reserve Report (each, a “Substitute Lease”), (b) one or more drilling locations have been identified for such Substitute Lease as of the date hereof, (c) the Atlas Entities have a reasonable expectation that they will drill a well on one or more of such drilling locations on the Substitute Lease within the 24 months following the date hereof, (d) the Atlas Entities have a reasonable expectation that the wells expected to be drilled at such locations on the Substitute Lease within such 24-month period are generally comparable in reserve potential to the reserves assigned to such Defective Lease in the Company Reserve Report and (e) such Substitute Lease is not and has not been otherwise utilized for purposes of this clause (ii) with respect to another Defective Lease; and
     (ii) valid and indefeasible easement rights or fee ownership interests in and to the lands on which any of the Wells, Leases and Substitute Leases are located as of the time of purchase;
(in each case) subject only to encumbrances that do not materially adversely affect the value of the Wells, Leases and Substitute Leases, as the case may be.
     (ff) Intellectual Property. The Atlas Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.
     (gg) Labor and Employee Benefits Matters. There is (A) no unfair labor practice complaint pending or, to the knowledge of the Atlas Parties, threatened against any of the Atlas Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Atlas Parties, threatened against any of the Atlas Entities, (C) no union representation dispute currently existing concerning the employees of any of the Atlas Entities, (D) nor has there been in the past, any violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour or worker classification laws concerning the employees of any of the Atlas Entities and (E) to the knowledge of the Atlas Parties, no union organizing activities or collective bargaining negotiations are currently taking place concerning any of the employees of any of the Atlas Entities. With respect to each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, or contributed to by any Atlas Entity for employees or former employees of such Atlas Entity, or that was sponsored, maintained, or contributed to within six years prior to the date of this Agreement, by any corporation, trade, business or entity under common control with any Atlas Entity, within the meaning of Section 414(b), (c), or (m) of the Internal Revenue Code of 1986, as amended (the

“Code”) or Section 4001 of ERISA, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) such plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding any transactions effected pursuant to a statutory or administrative exemption, (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, (iv) all contributions (including installments) to such plan required by Section 302 of ERISA or Section 412 of the Code have been timely made, and (v) the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. No Atlas Entity contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.
     (hh) Environmental Compliance. Each of the Atlas Entities and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the knowledge of the Atlas Parties, reasonably anticipated future events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any costs or liabilities to any Atlas Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, no Atlas Entity, to the knowledge of any Atlas Party, (i) is the subject of any pending investigation by a government authority, (ii) has received any notice or claim, (iii) is a party to by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any written agreement assuming any obligations, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or cleanup at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any applicable federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other applicable Environmental Law.
     (ii) Environmental Compliance Review. In the ordinary course of their business, the Atlas Entities conduct a periodic review of the effect of the then existing Environmental Laws on their business, operations and properties and claims alleging potential liability or responsibility for violation of any Environmental Law on their businesses, operations and properties.
     (jj) Tax Returns. All tax returns required to be filed by the Atlas Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are being contested in good faith and for which adequate reserves have been provided.
     (kk) Insurance. The Atlas Entities maintain insurance covering their properties, operations, personnel and businesses; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Atlas Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase. None of the Atlas Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     (ll) Contracts and Agreements. The Atlas Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Atlas Entities or, to the knowledge of any Atlas Party, any other party to any such contract or agreement.
     (mm) Prohibition on Dividends. No Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Registration Statement and the Prospectus.
     (nn) Books and Records. The Atlas Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (oo) Sarbanes-Oxley. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Act), if any, have been identified to the Company’s independent registered public accountants and all “material weaknesses” (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Atlas Entities and their directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.
     (pp) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Atlas Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Atlas Entity on the other hand that is required to be described in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus that is not so described.
     (qq) Statistical Data. All statistical and market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, if any are based on or derived from sources that the Atlas Parties believe to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (rr) Payment or Receipt of Funds. None of the Atlas Entities nor, to the knowledge of any Atlas Party, any director, officer, employee or agent of any Atlas Entity has made any payment of funds of any Atlas Entity or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, if any.
     (ss) Money Laundering Laws. The operations of the Atlas Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving any of the Atlas Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Atlas Parties, threatened.
     (tt) OFAC. None of the Atlas Entities nor, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of the Atlas Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Atlas Entities will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (uu) Stabilization or Manipulation. No Atlas Entity has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.
     (vv) FINRA Affiliations. Except for Anthem, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectuses and the Prospectus.
     (ww) NYSE. The Company has not received any notice from the NYSE regarding the delisting of the Common Units from the NYSE.
     (xx) Private Placement. The offer, sale and delivery of the Private Units in the Private Placement was exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and no Atlas Entity has taken any action that would cause the loss of such exemption.
     (yy) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or the Permitted Free Writing Prospectuses, if any has been made or reaffirmed with a reasonable basis and in good faith.
     In addition, any certificate signed by any officer of the Atlas Parties and delivered to the Underwriters or counsel for any Underwriter in connection with the offering of the Offered Units shall be deemed to be a representation and warranty by the relevant Atlas Party, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Atlas Parties. The Atlas Parties, jointly and severally, agree with the several Underwriters that:
     (a) The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Offered Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered Units; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Units); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (b) The Company will make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.
     (c) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered Units may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment thereto or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules).
     (d) If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, the Company will (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Offered Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.
     (e) If the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, the Company will file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Offered Units, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Offered Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any.
     (f) The Company will advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing (unless the Company is advised by counsel that it is required by law to make such filing).
     (g) Subject to Section 4(f) hereof, the Company will file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units; and the Company will provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing.
     (h) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Offered Units within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.
     (i) The Company will advise the Underwriters promptly of the happening of any event known to the Company within the period during which a prospectus relating to the Offered Units is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Units, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.
     (j) The Company will make generally available to its unitholders, and to deliver to you, an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such 12-month period.
     (k) The Company will furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;
     (l) Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), the Company will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders’ equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).
     (m) Unless otherwise available through EDGAR, the Company will furnish to you promptly and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications that the Company shall send to its unitholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission.
     (n) The Company will apply the net proceeds from the sale of the Offered Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.
     (o) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Offered Units on any securities exchange or qualification of the Offered Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Offered Units by FINRA , including the filing fees and other reasonable disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Offered Units, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel, lodging and other expenses incurred by the officers of the Atlas Parties and any such consultants, and (ix) the performance of the Atlas Parties’ other obligations hereunder.
     (p) The Atlas Parties will comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act.
     (q) Beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Company that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or any other securities of the Company that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Company that are substantially similar to

Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Offered Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and (C) the issuance of employee options not exercisable during the Lock-Up Period pursuant to option plans described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (r) The Atlas Parties agree not waive, amend or otherwise modify the provisions of Section 2.06 of the Registration Rights Agreement, dated as of June 29, 2007, without the prior written consent of the Representatives.
     (s) So long as the Common Units are listed on the NYSE, if the NYSE requires that listed companies maintain a transfer agent, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Units.
     (t) The Atlas Entities will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Units, in each case other than the Prospectus.
     (u) The Company will not, and will not cause any Atlas Entity to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.
     (v) The Company will use its best efforts to cause the Offered Units to be listed on the NYSE; and, as of the date hereof, the Company expects to maintain the listing of the Common Units, including the Offered Units, on the NYSE.
     5. Reimbursement of Underwriters’ Expenses. If the Offered Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to Section 8(e) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Common Units.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Atlas Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Atlas Parties of their obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Ledgewood, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter and in form and substance as set forth in Exhibit B hereto and as otherwise reasonably satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters.
     (b) You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (c) At the time of execution of this Agreement, the Underwriters shall have received from Wright & Company, Inc., independent petroleum engineering consultants, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof.
     (d) With respect to the letter of Wright & Company, Inc., referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial W&C letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down W&C letter”) of Wright & Company, Inc., addressed to the Underwriters and dated such Delivery Date confirming in all material respects the matters covered in the letter referred to in the initial W&C letter.
     (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.
     (g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Offered Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (h) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, , shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Atlas Entities taken as a whole shall occur or become known.
     (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer and Chief Financial Officer of the Company in the form attached as Exhibit C hereto.
     (k) You shall have received signed Lock-up Agreements referred to in Section 3(z) hereof and such Lock-up Agreements shall be in full force and effect.
     (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (m) The Offered Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (n) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Atlas Entities taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Atlas Entity by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Offered Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments.
     (a) Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Offered Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.
     (b) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
     (c) If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
     (d) The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.
     (e) If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) The Atlas Parties agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary in order to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Atlas Parties, their directors and officers, and any person who controls an Atlas Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Atlas Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary in order to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against an Atlas Party or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, unless such indemnifying party is materially prejudiced in its defense by reason of such delay. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Atlas Parties on the one hand and the Underwriters on the other hand from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Atlas Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Atlas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered Units. The relative fault of the Atlas Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Atlas Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Atlas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Atlas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Atlas Parties or any of their directors or officers or any person who controls the Atlas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered Units. The Atlas Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Atlas Parties, against any of their officers or directors in connection with the issuance and sale of the Offered Units, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the second sentence of the first paragraph under the subheading “Commissions and Discounts” and under the subheading “Price Stabilization, Short Positions” under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Atlas Parties at the offices of the Company at 1550 Coraopolis Heights Rd., Moon Township, PA 15108.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Atlas Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Atlas Parties and the Underwriters hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives and the Atlas Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Atlas Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Atlas Parties and may be enforced in any other courts to the jurisdiction of which the Atlas Parties are or may be subject, by suit upon such judgment.

     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Atlas Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Atlas Parties and their successors and assigns and any successor or assign of any substantial portion of the Atlas Parties (taken as a whole) and any of the Underwriters’ respective businesses and/or assets.
     17. Absence of Fiduciary Relationship. The Atlas Parties hereby acknowledge that each of the Underwriters is acting solely as underwriter in connection with the purchase and sale of the Company’s securities. The Atlas Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Atlas Parties, their management, owners, creditors, or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Atlas Parties, in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and the Atlas Parties hereby confirm their understanding and agreement to that effect. The Atlas Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Atlas Parties regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to any Atlas Party. The Atlas Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Atlas Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Atlas Parties in connection with the transactions contemplated by this Agreement or any matters relating to such transaction.
     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     If the foregoing correctly sets forth the understanding between the Atlas Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Atlas Parties and the Underwriters, severally.

Very truly yours,

ATLAS ENERGY RESOURCES, LLC

By:

Matthew A. Jones
Chief Financial Officer

ATLAS ENERGY OPERATING COMPANY, LLC

By:	Atlas Energy Resources, LLC,
its sole member

By:
Matthew A. Jones
Chief Financial Officer

ATLAS ENERGY MANAGEMENT, INC.

By:

Matthew A. Jones
Chief Financial Officer

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

By: UBS SECURITIES LLC

By:
Name:
Title:

By: WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Units
UBS Securities LLC	900,000
Wachovia Capital Markets, LLC	900,000

Total	1,800,000

SCHEDULE B
Permitted Free Writing Prospectuses
None

SCHEDULE C
Investment Partnerships Interests

		% General	% Limited
		Partner	Partner
Investment Partnership	General Partner	Interest	Interest	Total Interest
VIKING RESOURCES 1999 LP	Viking Resources LLC	25.00%	0.00%	25.00%
VIKING 89 CANTON	Viking Resources LLC	63.50%	6.5%	70.00%
VIKING 1990-2 ACCREDITED ONLY	Viking Resources LLC	54.85%	15.15%	70.00%
VIKING RESOURCES 1991-1	Viking Resources LLC	60.79%	24.22%	85.01%
1991 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	35.32%	14.66%	49.98%
1991 BRYAN JOINT VENTURE	Viking Resources LLC	30.00%	0.00%	30.00%
1992 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	35.26%	21.12%	56.38%
1992-2 VIKING RESOURCES	Viking Resources LLC	30.68%	15.07%	45.75%
1993 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.93%	23.91%	54.84%
1994 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	17.39%	47.39%
1995 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	20.78%	50.78%
1996 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	14.37%	44.37%
1997 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	11.60%	41.60%
1998 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	25.00%	10.16%	35.16%
CMSV/RAI 1989 DRILLING PROGRAM	Resource Energy LLC	20.00%	67.84%	87.84%
CMSV/RAI 1990 NATURAL GAS DEVL	Resource Energy LLC	20.00%	47.89%	67.89%
DALTON ASSOCIATES	Resource Energy LLC	28.00%	53.77%	81.77%
ROYAL ASSOCIATES	Resource Energy LLC	7.50%	70.10%	77.60%
WOOSTER ASSOCIATES	Resource Energy LLC	24.10%	56.12%	80.22%
ATWOOD YIELD PLUS	Resource Energy LLC	1.00%	71.85%	72.85%
ATWOOD YIELD PLUS II	Resource Energy LLC	1.00%	64.35%	65.35%
ATWOOD YIELD PLUS III	Resource Energy LLC	1.00%	55.64%	56.64%
ATWOOD YIELD PLUS IV	Resource Energy LLC	1.00%	53.38%	54.38%
ATWOOD YIELD PLUS V	Resource Energy LLC	1.00%	66.85%	67.85%
BRIGHTON INCOME PARTNERSHIP	Resource Energy LLC	50.00%	0.00%	50.00%
BRIGHTON/LEVENGOOD DRILLING	Resource Energy LLC	10.00%	51.43%	61.43%
DOVER-ATWOOD 1993 DRLNG PROG	Resource Energy LLC	0.00%	40.15%	40.15%
EAST OHIO GAS DRILLING	Resource Energy LLC	1.00%	59.77%	60.77%
LEVENGOOD INDUSTRIAL	Resource Energy LLC	1.00%	43.56%	44.56%
TWC YIELD PLUS 1991	Resource Energy LLC	1.00%	59.89%	60.89%
TRIANGLE ENERGY ASSOC. 1984	Resource Energy LLC	1.00%	80.56%	81.56%
LANGASCO OHIO DRLG PTRS 1985	Resource Energy LLC	1.00%	83.53%	84.53%
TRIANGLE ENERGY ASSOC. 1985	Resource Energy LLC	1.00%	83.25%	84.25%

		% General	% Limited
		Partner	Partner
Investment Partnership	General Partner	Interest	Interest	Total Interest
LANGASCO OHIO DRLG PTRS 1986	Resource Energy LLC	1.00%	66.83%	67.83%
LANGASCO ROY INCOME PTRS 1986	Resource Energy LLC	1.00%	91.48%	92.48%
TD ENERGY ASSOCIATES 1983	Resource Energy LLC	1.43%	71.49%	72.92%
TD/TRIANGLE ENERGY ASSOCIATES	Resource Energy LLC	2.35%	83.40%	85.75%
Atlas America Public #15-2006 (B)	Atlas Resources LLC	34.22%	0.01%	34.23%
Atlas America Public #15-2005 (A)	Atlas Resources LLC	35.07%	0.00%	35.07%
Atlas America Series #26	Atlas Resources LLC	37.31%	0.02%	37.33%
Atlas America Public #14-2005 (A)	Atlas Resources LLC	35.00%	0.00%	35.00%
Atlas America Public #14-2004	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS LP #1 - 1985	Atlas Resources LLC	16.00%	27.74%	43.74%
ATLAS ENERGY PARTNERS LP-1986	Atlas Resources LLC	16.00%	15.78%	31.78%
ATLAS ENERGY PARTNERS LP-1987	Atlas Resources LLC	22.38%	3.36%	25.74%
ATLAS ENERGY PARTNERS LP-1988	Atlas Resources LLC	24.36%	12.26%	36.62%
ATLAS ENERGY PARTNERS LP-1989	Atlas Resources LLC	18.00%	21.17%	39.17%
ATLAS ENERGY PARTNERS LP-1990	Atlas Resources LLC	25.00%	15.05%	40.05%
ATLAS ENERGY NINETIES - 10	Atlas Resources LLC	25.00%	6.39%	31.39%
ATLAS ENERGY NINETIES - 11	Atlas Resources LLC	30.00%	10.51%	40.51%
Atlas America Series #25A	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS ENERGY PARTNERS LP-1991	Atlas Resources LLC	25.00%	11.06%	36.06%
ATLAS AMERICA SERIES 21-A	Atlas Resources LLC	33.83%	.26%	34.09%
ATLAS AMERICA SERIES 21-B	Atlas Resources LLC	34.00%	0.21%	34.21%
ATLAS ENERGY NINETIES - 12	Atlas Resources LLC	30.00%	3.95%	33.95%
ATLAS ENERGY NINETIES — JV 92	Atlas Resources LLC	33.00%	3.53%	36.53%
ATLAS ENERGY PARTNERS LP-1992	Atlas Resources LLC	25.00%	9.77%	34.77%
ATLAS AMERICA SER 22-2002 LTD	Atlas Resources LLC	32.53%	0.36%	32.89%
ATLAS ENERGY NINETIES-PUBLIC 1	Atlas Resources LLC	24.00%	5.15%	29.15%
ATLAS ENERGY NINETIES-1993 LTD	Atlas Resources LLC	30.00%	4.39%	34.39%
ATLAS ENERGY PARTNERS LP-1993	Atlas Resources LLC	25.00%	9.38%	34.38%
ATLAS ENERGY NINETIES-PUBLIC 2	Atlas Resources LLC	24.00%	3.30%	27.30%
ATLAS ENERGY NINETIES - 14	Atlas Resources LLC	33.00%	4.51%	37.51%
ATLAS ENERGY PARTNERS LP-1994	Atlas Resources LLC	25.00%	8.40%	33.40%
ATLAS ENERGY NINETIES-PUBLIC 3	Atlas Resources LLC	25.00%	3.38%	28.38%
ATLAS ENERGY NINETIES - 15	Atlas Resources LLC	30.00%	0.97%	30.97%
Atlas America Series #23	Atlas Resources LLC	32.00%	0.35%	32.35%

		% General	% Limited
		Partner	Partner
Investment Partnership	General Partner	Interest	Interest	Total Interest
Atlas America Public #11	Atlas Resources LLC	35.00%	0.10%	35.10%
ATLAS ENERGY PARTNERS LP-1995	Atlas Resources LLC	25.00%	18.75%	43.75%
ATLAS ENERGY NINETIES-PUBLIC 4	Atlas Resources LLC	25.00%	1.97%	26.97%
ATLAS ENERGY NINETIES - 16	Atlas Resources LLC	21.50%	3.08%	24.58%
ATLAS ENERGY PARTNERS LP-1996	Atlas Resources LLC	25.00%	14.06%	39.06%
ATLAS ENERGY NINETIES-PUBLIC 5	Atlas Resources LLC	25.00%	2.33%	27.33%
ATLAS ENERGY NINETIES - 17	Atlas Resources LLC	26.50%	1.25%	27.75%
ATLAS ENERGY PARTNERS LP-1997	Atlas Resources LLC	25.00%	13.89%	38.89%
ATLAS ENERGY NINETIES-PUBLIC 6	Atlas Resources LLC	25.00%	0.81%	25.81%
ATLAS ENERGY NINETIES - 18	Atlas Resources LLC	31.50%	0.78%	32.28%
ATLAS ENERGY PARTNERS LP-1998	Atlas Resources LLC	25.00%	20.47%	45.47%
ATLAS ENERGY NINETIES - 19	Atlas Resources LLC	31.50%	0.54%	32.04%
ATLAS ENERGY — PUBLIC #7	Atlas Resources LLC	31.00%	0.56%	31.56%
Atlas America Series #24A	Atlas Resources LLC	33.35%	0.06%	33.41%
Atlas America Series #24B	Atlas Resources LLC	35.00%	0.00%	35.00%
Atlas America Public #12	Atlas Resources LLC	35.00%	0.13%	35.13%
Atlas America Series #25B	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS ENERGY PUBLIC #8	Atlas Resources LLC	29.00%	1.44%	30.44%
ATLAS ENERGY 1999	Atlas Resources LLC	25.00%	31.25%	56.25%
ATLAS AMERICA PUBLIC 9 LTD	Atlas Resources LLC	35.50%	0.09%	35.59%
ATLAS AMERICA SERIES 20 LTD	Atlas Resources LLC	27.00%	0.02%	27.02%
ATLAS AMERICA PUBLIC 10 LTD	Atlas Resources LLC	32.00%	0.23%	32.23%
ATLAS RESOURCES PUBLIC 16-2007A	Atlas Resources LLC	37.94%	0.00%	37.94%
ATLAS AMERICA SERIES 27-2006	Atlas Resources LLC	32.60%	0.00%	32.60%
ATLAS RESOURCE PUBLIC 17-2007A	Atlas Resources LLC	To be determined
ATLAS RESOURCE PUBLIC 17-2008B	Atlas Resources LLC	To be determined
ATLAS RESOURCE PUBLIC 18-2008A	Atlas Resources LLC	To be determined

SCHEDULE D
Joint Ventures

	Name	Date	Parties
1.	Operating Agreement	February 24, 1997	Everflow Eastern Partners, L.P.
Viking Resources Corp.

2.	Drilling Agreement	___, 1998	Everflow Eastern Partners, L.P.
Viking Resources Corporation

3.	Participation Agreement	___, 1998	Everflow Eastern Partners, L.P.
Viking Resources Corporation

4.	Amendment to Exhibit “E” Operating Agreement	October 1, 1998	Everflow Eastern, Inc. Viking Resources Corporation

5.	Operating Agreement	December 6, 1985	Burkhart Petroleum Corporation

6.	Agreement Starkey #1	March 28, 1996	North American Petroleum, Inc.
Viking Resources Corporation

7.	Operating Agreement	February 24, 1997	Everflow Eastern Partners, L.P.
Viking Resources Corporation

8.	(i) Participation Agreement	June 23, 1997	Everflow Eastern Partners, L.P.
	(ii) Drilling Agreement		Viking Resources Corporation
(iii) Operating Agreement

9.	Agreement	January ___, 1995	Everflow Eastern Partners, L.P.
Viking Resources Corporation

10.	(i) Participation Agreement	June 23, 1997	Everflow Eastern Partners, L.P.
	(ii) Drilling Agreement		Viking Resources Corporation
(iii) Operating Agreement

11.	Joint Venture Agreement	December 27, 1995	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

12.	Joint Venture Agreement	December 27, 1995	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

13.	Joint Venture Agreement	December 30, 1996	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

14.	Joint Venture Agreement	November 18, 1996	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

15.	Memorandum of Lease Development Agreement	May 30, 1991	Everflow Eastern, Inc. Viking Resources Corporation

16.	Partnership Agreement	___, 1982	Seibert Oil & Gas, Inc.
Peter J. Lepp
Mark R. Friedley
Partners Petroleum, Inc.
Robert H. Spaethe

17.	Agreement	July 19, 1993	MB Operating Co., Inc.
JR Operating Co., Inc.
Everflow Eastern, Inc.
Viking Resources Corporation

18.	Participation Agreement	July 18, 1997	North American Petroleum, Inc.
Viking Resources Corp.

19.	Agreement Starkey #1	March 28, 1996	North American Petroleum, Inc.
Viking Resources Corporation

20.	Operating Agreement	___, 1998	Everflow Eastern Partners, L.P.
Viking Resources Corporation

21.	Operating Agreement	April 2, 1993	Petro Evaluation Services, Inc.
Viking Resources Corporation

22.	Cost Plus Drilling and Operating Agreement	August 1, 1982	Partners Petroleum, Inc. P.J.L. Energy Co.
Seibert Oil & Gas, Inc.

23.	Agreement	June 30, 1996	Spencer Petroleum, Corp.
Viking Resources Corporation

24.	Operating Agreement	July 10, 1985	Staley Operating Co.
Staley Gas Co., Inc.

25.	Operating Agreement	September 24, 1990	A.W. Tipka Oil & Gas, Inc.
Atwood Energy, Inc.

26.	Operating Agreement	November 21, 1995	Weinsz Oil & Gas, Inc.
Viking Resources Corp.

27.	Unit Agreement	November 1, 1953	Robert Cargill
Carter-Jones Drilling Company, Inc.

	Name	Date	Parties
Skelly Oil Company
J. C. Trahan, Drilling Contractor, Inc.
Fred Whitaker

28.	Letter Agreement	May 26, 1994	Viking Resources Corporation
U.S. Energy Exploration Corporation

29.	Co-Ownership Development Agreement	March 26, 1991	Everflow Eastern, Inc.
Viking Resources Corporation
MB Operating Co., Inc.

30.	Operating Agreement	October 7, 1996	Viking Resources Corporation
Abarta Oil & Gas Co., Inc.

31.	Operating Agreement	October 7, 1996	Viking Resources Corporation
Vista Resources, Inc.

32.	Letter Agreement	January 11, 1996	Viking Resources Corporation
DL Resources, Inc.

33.	Operating Agreement	January 13, 1996	Viking Resources Corporation
DL Resources, Inc.

34.	(i) Agreement	August 21, 1989	(i) Bernhardt, Inc.
	(ii) Assignment of Drill Site Location		Viking Resources Corp.
(ii) James R. Bernhardt, Inc.
Viking Resources Corp.

35.	Exploration Agreement	January 16, 1998	Weinsz Oil & Gas
Viking Resources Corporation

36.	Agreement	November 3, 1997	Weinsz Oil & Gas, Inc.
Atlas Energy Group, Inc.

37.	Operating Agreement	November 18, 1996	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

38.	Operating Agreement	December 27, 1995	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

39.	(i) Agreement	(i) November 7, 1997	Weinsz Oil & Gas, Inc.
	(ii) Joint Venture Participation Agreement	(ii) October 31, 1997	Viking Resources Corporation

40.	Operating Agreement	June 9, 1998	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

41.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

42.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

43.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

44.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc.
Viking Resources Corporation

45.	(i) Letter Agreement	(i) October 30, 1995	(i) Zink Petroleum Corporation Partners Petroleum, Inc.

	(ii) Farm-Out Agreement	(ii) December 31, 1984	(ii) Zink Petroleum Corporation
Brendel Producing Company

46.	Operating Agreement	February 17, 1995	Atlas Energy Group, Inc.
D & L Energy, Inc.

47.	Operating Agreement	February ___, 1999	D & L Energy, Inc.
Atlas Energy Group, Inc.

48.	Amendment to Existing Operating Agreement	Undated	Atlas America, Inc. D & L Energy, Inc.

49.	Amendment to Existing Operating Agreement	December 17, 2001	Atlas America, Inc. D & L Energy, Inc.

50.	Amendment to Existing Operating Agreement	August 18, 2004	Atlas America, Inc. D&L Energy Inc.

51.	Joint Venture Agreement	January 17, 2005	Atlas Resources, Inc.
D&L Energy, Inc.

52.	(i) Joint Venture Agreement	(i) May 16, 2000	Belden and Blake Corporation

	(ii) Operating Agreement	(ii) May 22, 2000	Atlas Resources, Inc.

53.	Joint Venture Agreement	November 24, 1999	Belden and Blake Corporation
Atlas Resources, Inc.

54.	Letter Agreement	February 1, 2000	Belden and Blake Corporation

	Name	Date	Parties
Atlas Resources, Inc.

55.	Letter Agreement	September 28, 2000	Belden and Blake Corporation
Atlas Resources, Inc.

56.	Operating Agreement	November 24, 1999	Belden and Blake Corporation
Atlas Resources, Inc.

57.	Operating Agreement	December 12, 1985	Marienfeld Exploration

58.	(i) Exploration Agreement	(i) February 13, 1997	(i) Colt Resources Corporation
The William G. Helis Company, L.L.C.
Atlas Energy Corporation
Apache Corporation

	(ii) Operating Agreement	(ii) January 28, 1981	(ii) Apache Corporation
Mobil Oil Corporation
Ann A. Linn
Speartex Grain Company
Trigg Drilling Co., Inc.
Phillips Petroleum Company
Pioneer Production Corporation
James D. Harrel

59.	Operating Agreement	January 25, 1967	Texaco Inc.
Pan American Petroleum Corporation

60.	Operating Agreement	November 18, 1997	R.L. Adkins Corp.
Atlas Energy Corp.

61.	Participation Agreement	December 17, 1985	French Petroleum Corporation
Bryn Mawr Energy Joint Venture #9

62.	Operating Agreement	June 4, 1968	General Oil & Gas Company
David S. Spencer

63.	Operating Agreement	June 4, 1968	General Oil & Gas Company
Raymond A. Baur

64.	Operating Agreement	June 4, 1968	General Oil & Gas Company
Van Way Enterprises

65.	Operating Agreement	June 4, 1968	General Oil & Gas Company
Van Way Enterprises
John Wells
Raymond A. Baur
David S. Spencer
Chester Darphin

66.	Unit Operating Agreement	July 1, 1964	J. C. Trahan, Drilling Contractor, Inc.
Arkansas Louisiana Gas Company
Barnwell Drilling Company, Inc.
Natural Gas & Oil Company, a division of
Mississippi River Fuel Corporation

67.	Participation Agreement	November 19, 1985	French Petroleum Corporation
Bryn Mawr Joint Venture #9

68.	Operating Agreement	October 21, 1963	J. C. Trahan, Drilling Contractor, Inc.

69.	Operating Agreement	September 4, 1997	Vista Resources, Inc.
Atlas Resources, Inc.

70.	Operating Agreement	November 8, 1967	J. C. Trahan, Drilling Contractor, Inc.
Trobal Drilling Company
Midwest Oil Corporation
Floyd E. Sagely Oil & Gas Company

71.	Operating Agreement	April 19, 1968	General Oil and Gas Company
Van Way Enterprises
John M. Wells
R.A. Baur
Chester Darphin
David S. Spencer

72.	Agreement	October 1, 1968	Thomas W. Fieger
Farris C. Fieger
Lucy W. Gould
Dorothy W. Willet
Robert Willet
Thomas W. Fieger, Jr.
Mary F. Flanagan

	Name	Date	Parties
Michael P. Flanagan
Virginia R. Seaton
Edward W. Seaton
Martha R. Brisbin
Lansing G. Brisbin
Charles M. Russell
Betty F. Russell
United Fuel Gas Company

73.	Operating Agreement	July 27, 1994	Penn Virginia Oil & Gas Corporation
Columbia Natural Resources, Inc.

74.	Operating Agreement	October 28, 1996	Penn Virginia Oil & Gas Corporation
Bruce M. Wolf

75.	Farmout Agreement	November 13, 1996	Penn Virginia Oil & Gas Corporation
Columbia Natural Resources, Inc.

76.	Operating Agreement	November 13, 1996	Penn Virginia Oil & Gas Corporation
Columbia Natural Resources, Inc.

77.	Operating Agreement	July 1, 2000	Atlas America, Inc.
Triad Resources, Inc.

78.	Amendment to Joint Venture Agreement	October 27, 2000	Triad Resources, Inc.
Atlas Resources, Inc.

79.	Amendment to Joint Venture Agreement	May 8, 2001	Triad Resources, Inc.
Atlas Resources, Inc.

80.	Amendment to Joint Venture Agreement	February 13, 2002	Triad Resources, Inc.
Atlas Resources, Inc.

81.	Joint Venture Agreement	July 1, 2000	Triad Resources, Inc.
Atlas Resources, Inc.

82.	Joint Venture Agreement	February 27, 2001	Triad Resources, Inc.
Atlas Resources, Inc.

83.	Joint Venture Agreement	August 1, 2001	Triad Resources, Inc.
Atlas Resources, Inc.

84.	Joint Venture Agreement	September 10, 2004	Triad Resources, Inc.
Atlas Resources, Inc.

85.	Operating Agreement	August 1, 2001	Triad Resources, Inc.
Atlas Resources, Inc.

86.	Joint Venture Agreement	March 6, 2001	U.S. Energy Exploration Corporation
Atlas Resources, Inc.

87.	Joint Venture Agreement	December ___, 2001	U.S. Energy Exploration Corporation
Atlas Resources, Inc.

88.	Joint Venture Agreement	December 2, 2002	U.S. Energy Exploration Corporation
Atlas Resources, Inc.

89.	Joint Venture Agreement	December 1, 2003	U.S. Energy Exploration Corporation
Atlas Resources, Inc.

90.	Operating Agreement	February 19, 2001	U.S. Energy Exploration Corporation
Atlas America, Inc.

91.	Drilling and Operating Agreement	September 15, 2004	Atlas America, Inc.
Knox Energy, LLC

92.	Operating Agreement	May 3, 2007	Atlas America, LLC
Crown Drilling, LLC

93.	Joint Venture Agreement	March 30, 2007	Atlas Energy Resources, LLC
Mountain V Oil & Gas, Inc.

94.	Joint Venture Agreement	January 4, 2008	Atlas America, LLC
Mifflin Energy Corp.

95.	Deep Well Development Agreement	June 29, 2007	Atlas America, LLC
KMS Resources Company

96.	Joint Venture Agreement	August 10, 2007	Atlas America, LLC
Hall and Horning Oil Field Services, Inc.

97.	Farmout Agreement	January 1, 2008, April 3, 2008 and April 30, 2008	Atlas America, LLC Flame Royalties, Inc.

Exhibit A
Form of Lock-Up Agreement
May __, 2008
UBS Securities LLC
Wachovia Capital Markets, LLC
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement and the other parties named therein, with respect to the public offering (the “Offering”) of common units representing limited liability company interests in the Company (the “Common Units”).
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Wachovia Capital Markets, LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Company that are substantially similar to the Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Company that are substantially similar to Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Wachovia Capital Markets, LLC, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
          Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Units.
          The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.
* * *

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from his, her or its obligations hereunder.

Yours very truly,

Name:

Exhibit B
Form of Opinion of Ledgewood
1.	Each of the Atlas Entities has been duly formed and is validly existing as a limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the preliminary prospectus of the Company, dated May 15, 2008, relating to the Offered Units (including the basic prospectus attached thereto and the documents incorporated by reference therein, the “Basic Prospectus”), the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A, and to enter into and perform its obligations under the Underwriting Agreement and the Atlas Entities Organizational Agreements. Each of the Atlas Entities is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2.	The Company owns, directly or indirectly, 100% of the outstanding, limited liability company interests or capital stock, as the case may be, of the Subsidiaries. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of the respective Subsidiaries, and are fully paid (to the extent required under their respecting organizational documents) and nonassessable (except as such nonassessability may be affected by the DGCL, the Pennsylvania Limited Liability Company Act, the Ohio Limited Liability Company Act, the Michigan Limited Liability Company Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable); and the Company directly owns such limited liability company interests or capital stock free and clear of all Liens (except (i) those pursuant to the Credit Agreement and (ii) restrictions on transferability as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Pennsylvania or Ohio naming the applicable owner of such Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Michigan or Ohio or the Commonwealth of Pennsylvania, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the DGCL, the Pennsylvania Limited Liability Company Act, the Michigan Limited Liability Company Act or the Ohio Limited Liability Company Act.

3.	AAI owns all of the issued and outstanding shares of capital stock of the Manager; all of such shares of capital stock are duly authorized, validly issued and nonassessable; and AAI owns such shares of capital stock free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AAI as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation.

4.	Other than the Offered Units, the Common Units issued in the Company’s initial public offering and its June, 2007 private placement of Common Units and Class D Units that were converted into Common Units in November, 2007 and Common Units issued pursuant to the Company’s stock plan, the Company has no limited liability company interests issued and outstanding other than the (i) Sponsor Common Units held by AAI and (ii) Class A Units and the Management Incentive Interests held by the Manager. All of such Common Units, Sponsor Common Units, Class A Units and Management Incentive Interests and the limited liability company interests represented thereby, as the case may be, have been duly authorized and validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and AAI and the Manager own such Sponsor Common Units, Class A Units and Management Incentive Interests, in each case, free and clear of any Liens (except restrictions on transferability as contained in the Company LLC Agreement), security interests, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AAI or the Manager, as the case may be, as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act; the Common Units, Class A Units and Management Incentive Interests conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A.

5.	The Offered Units to be sold by the Company and the limited liability company interests represented thereby, have been duly authorized by the Company LLC Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and as otherwise described in the Disclosure Package.

6.	Except as described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Atlas Entity, in each case pursuant to any agreements known to us. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Offered Units or other securities of any of the Atlas Entities other than as provided in the Company LLC Agreement, or the right of any person to act as an underwriter or as a financial advisor to any of the Atlas Entities or receive any fee for advisory services in connection with the offer and sale of the Offered Units, in each case pursuant to any agreements known to us.

7.	To the best of our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened, to which any of the Atlas Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that is not required to be described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A, if any, and would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated under the Underwriting Agreement.

8.	To the best of our knowledge, each of the Atlas Entities and the Manager has all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A subject to such qualifications as may be set forth in the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A and except for such permits that, if not obtained, would not have a Material Adverse Effect.

9.	To the best of our knowledge, no Atlas Entity is (i) in breach or violation of its organizational documents or (ii) in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A, and for any such breach, violation, default or acceleration that would not have a Material Adverse Effect.

10.	The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Act.

11.	Each of the Atlas Entities Organizational Agreements to which any Atlas Entity is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Atlas Parties party thereto. Assuming the due authorization, execution and delivery of each party thereto other than the Atlas Parties, each of the Atlas Entities Organizational Agreements constitutes a valid and binding obligation of the Atlas Parties party thereto, enforceable against each such Atlas Entity in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

12.	The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties party thereto.

13.	The execution, delivery and performance of the Underwriting Agreement by the Atlas Parties, the issuance and sale of the Offered Units and the consummation of the transactions contemplated by the Underwriting Agreement will not (i) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Atlas Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Atlas Entities (except that no opinion is expressed with respect to antifraud laws, rules or regulations or state securities laws, rules or regulations), or (ii) conflict with, result in any breach or violation of or constitute a default under

(nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute any default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Atlas Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A, and for any such breach, violation or default that would not have a Material Adverse Effect.

14.	To the best of our knowledge, each Subsidiary set forth on Schedule C to the Underwriting Agreement (a copy of which is attached to this opinion as Annex I) (i) is the sole managing general partner of each of the Investment Partnerships set forth opposite the name of such Subsidiary, and owns, directly or indirectly, the general partner interests in such Investment Partnerships set forth opposite the name of such Subsidiary, free and clear of all Liens (except those pursuant to the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the relevant State of incorporation or organization of such Subsidiary naming such Subsidiary as debtor is on file in the office of the Secretary of State of the relevant State of incorporation or organization of such Subsidiary, or (B) otherwise known to such counsel, without independent investigation and (ii) owns the limited partner interests in such Investment Partnership set forth opposite the name of such of Subsidiary, free and clear of all Liens (except those pursuant to the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the relevant State of incorporation or organization of such Subsidiary naming such Subsidiary as debtor is on file in the office of the Secretary of State of the relevant State of incorporation or organization of such Subsidiary, or (B) otherwise known to such counsel, without independent investigation.

15.	To the best of such counsel’s knowledge, other than its direct or indirect ownership interests in the Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except with respect to the Investment Partnerships and the joint ventures listed on Annex II hereto.

16.	The Offered Units have been approved for quotation on NYSE, subject only to official notice of issuance and the certificates for the Offered Units are in valid and sufficient form.

17.	Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no permit, approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement or the Atlas Entities Organizational Agreements by the Atlas Entities or (ii) issuance and sale of the Offered Units other than registration of the Offered Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Units are being offered by the Underwriters or under the rules and regulations of FINRA.

18.	The statements in the Registration Statement and the Pre-Pricing Prospectuses under the captions “Description of the Common Units,” “Our Limited Liability Company Agreement,” “Material Tax Consequences,” the statements in the statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007 under the captions “Item 1: Business—Gas and Oil Production—Appalachia,” “Item 1: Business—Investment Partnerships,” “Item 1: Business—Natural Gas Gathering,” “Item 1: Business—Other Agreements with Atlas America and Its

Affiliates,” “Item 1: Business—Environmental Matters and Regulation,” “Item 1: Business—Other Regulation of the Natural Gas and Oil Industry,” “Item 3: Legal Proceedings,” “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cash Distributions,” and the statements in the Prospectus under the caption “Prospectus supplement summary—The offering,” insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

19.	The opinion of Ledgewood that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

20.	The Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses attached hereto as Annex A and any further amendments or supplements thereto made by the Company prior to the date hereof (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Units as contemplated by the Underwriting Agreement have been satisfied; the Registration Statement meets, and the offering and sale of the Offered Units as contemplated by the Underwriting Agreement complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which we express no opinion).

21.	To our knowledge, (i) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Units contemplated by the Registration Statement and (ii) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act).

22.	To the best of our knowledge, there are no contracts or other documents which are required to be described in the Pre-Pricing Prospectuses and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder that have not been described in the Pre-Pricing Prospectuses and the Prospectus or filed as exhibits to the Registration Statement.

23.	None of the Atlas Entities is now and, after giving effect to the Offering and the application of the net proceeds therefrom as described in under “Use of Proceeds” in the Basic Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

24.	No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Registration Statement and the

Prospectus.

25.	The offer, sale and issuance of the Private Units to AAI was exempt from the registration requirements of the Securities Act.

26.	We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the independent petroleum engineering consultants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs 18, 19 and 20 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Disclosure Package (as defined below), as of the Applicable Time (as defined below), when taken together with the Pricing Information (as defined below), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph 26 with respect to the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included in the Registration Statement, the Disclosure Package or the Prospectus). As used herein, (A) “Disclosure Package” means the Basic Prospectus together with the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses attached hereto as Annex A, (B) “Applicable Time” means [___] [A.M./P.M.], New York City time, on [___], and (C) “Pricing Information” means (i) the number of Shares offered for sale pursuant to the Prospectus and (ii) the public offering price per Share, in the case of each of clause (C)(i) and clause (C)(ii), as reflected on the cover page of the Prospectus Supplement.

Exhibit C
OFFICERS’ CERTIFICATE
          Each of the undersigned, Edward E. Cohen, Chief Executive Officer of Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), and Matthew A. Jones, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(j) of that certain Underwriting Agreement dated May 15, 2008 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC and Wachovia Capital Markets, LLC, that as of the date hereof:
          1. He has reviewed the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and each Permitted Free Writing Prospectus.
          2. The representations and warranties of the Atlas Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
          3. The Atlas Parties have performed all of their respective obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
          4. The conditions set forth in paragraphs (h) and (i) of Section 6 of the Underwriting Agreement have been met.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this ___ day of ___, 2008.

Name: Edward E. Cohen
Title: Chief Executive Officer

Name: Matthew A. Jones
Title: Chief Financial Officer